Exhibit 99.4

PART I

Item 1A. Risk Factors

As a company operating in a complex and highly regulated industry, ING Bank, fsb (“the Bank”) encounters a variety of risks and uncertainties. On an ongoing basis, the Bank devotes resources to developing enterprise-wide risk management processes, in addition to the processes in place within its business lines. Overall, management believes that the Bank is well positioned to respond quickly and effectively in the event that adversities materialize. Depending on the nature and extent of the execution challenges, management may be able to employ mitigating action to maintain performance in line with its key operating and financial targets.

The following represent risks and uncertainties that may have a material and adverse effect on the Bank’s business, liquidity, results of operations or financial condition. Additional risks and uncertainties not currently known to the Bank, or that the Bank does not currently think are significant may materially impact the Bank’s business, liquidity, financial condition and results of operations.

REGULATORY RISKS

The Bank operates in a highly regulated industry, which limits the manner and scope of its business activities.

The Bank is subject to extensive supervision, regulation and examination by its regulators. This complex regulatory environment also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to capital levels, the timing and amount of dividend payments, the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. In addition, the Bank must comply with significant anti-money laundering and anti-terrorism laws. Government agencies have substantial discretion to impose significant monetary penalties, as well as the ability to revoke the Bank’s charter, on institutions that fail to comply with these laws. As a result, the Bank is limited in the manner in which it conducts its business, undertakes new investments and activities and obtains financing. If the Bank fails to comply with bank regulations, the regulators may limit our activities or growth, fine us or ultimately put us out of business. In addition, bank regulations can hinder our ability to compete with financial services companies that are not regulated in the same manner as the Bank.

The recent adoption of regulatory reform legislation may have a material effect on operations and capital requirements.

Many provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Reform Act”) will be implemented via regulations that must be adopted over the next 12 to 18 months. The Reform Act also merges the Office of Thrift Supervision (the “OTS”) into the Office of the Comptroller of the Currency (the “OCC”) on July 21, 2011. OTS regulated thrift holding companies will be supervised by the Federal Reserve Board as of that date. Consumer financial services regulation will move from existing banking regulators to the Consumer Financial Protection Bureau, a new agency created by the Act. It is not possible at this time to identify how the new regulators or regulations will affect Bank operations, or to quantify the effect of the changes. At a minimum, the following Reform Act provisions are considered likely to affect the Bank:

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Consolidated Holding Company Capital Requirements – The Reform Act allows the regulators to change capital requirements. If they do so, the requirements must be no less than those to which insured depository institutions are currently subject. The Federal Reserve Bank generally imposes capital requirements on holding companies that are different from that currently held by the Bank’s holding company parent, ING DIRECT Bancorp, a wholly owned subsidiary of ING Groep, N.V. (“the Global Parent Company”). It is unclear what capital requirements the Federal Reserve Board will impose on the Bank’s immediate holding company parent, or the timing of such change.

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Deposit Insurance Assessments – The Reform Act increases the minimum designated reserve ratio, assesses premiums on assets (less tangible equity) rather than deposits, and puts a greater burden on institutions greater than $10 billion. As a result, the Bank’s deposit premium on Federal Deposit Insurance Corporation (the “FDIC”) insurance may increase substantially.

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New Consumer Regulations – While management believes that the Bank is well-positioned as it pertains to consumer financial services regulation, it is not possible to predict how the new agency will enforce its mandate or apply the new standards to federal depositories.

The impact of the European Commission-mandated divestiture of the Bank by the Global Parent Company is unknown. At this stage, management cannot predict how a divestiture would be structured or the impact it would have on the Bank’s results of operations.

The Global Parent Company announced on October 26, 2009 that it will divest the Bank by the end of 2013 as part of an agreement reached with the European Commission. The exact timing and structure of any divestiture is currently unknown. Furthermore, the uncertainty of the divestiture process may negatively impact employee morale, expose the Bank to reputation risk and result in additional expenses incurred to support the divestiture process. The Bank’s ability to utilize its deferred tax assets to offset future taxable income may be limited if it experiences an ownership change under Section 382 of the Internal Revenue Code.

ACCOUNTING RISKS

A subsequent change in control of the Bank could impact its ability to recognize future income tax benefits.

Section 382 of the Internal Revenue Code can limit future tax benefits (e.g. net operating losses) of companies who experience a change in control. Should such an ownership change occur, a portion of the Bank’s existing deferred tax asset may become impaired and be subject to write-off.

In addition, the Internal Revenue Service (the “IRS”) is currently auditing the Bank’s 2009 income tax return, which is routine in nature. IRS adjustments may impact the Bank’s current income taxes payable with an offsetting increase to deferred tax assets. Changes to deferred tax assets could result in additional impairment to the extent there is a subsequent change in control.

The Bank’s financial statements are based in part on assumptions and estimates which, if wrong, could cause unexpected losses in the future.

The Bank’s accounting policies are fundamental to determining and understanding its financial condition and results of operations. Pursuant to generally accepted accounting principles in the United States (“GAAP”), the Bank is required to use certain assumptions and estimates in preparing its financial statements, including but not limited to assumptions used to determine the allowance for loan losses, the fair value of certain assets and liabilities, including securities impairment, and the realization of deferred tax assets. If these assumptions or estimates are incorrect, the Bank could incur unexpected future losses.

Several of the Bank’s accounting policies are critical because they require management to make difficult, subjective and complex judgments about matters that are inherently uncertain and because materially different amounts could be reported under different conditions or using different assumptions.

New accounting pronouncements or guidance and the convergence of GAAP with International Financial Reporting Standards (“IFRS”) could require the Bank to change the way it accounts for results of operations.

The Financial Accounting Standards Board (the “FASB”), the OTS, and other regulatory bodies may issue new accounting standards or pronouncements, including the convergence of GAAP with IFRS or changes in the interpretation of existing standards or pronouncements, from time to time, which could have a significant effect on the Bank’s reported results of operations and financial condition.

INDUSTRY RISKS

Future taxes on liabilities could adversely affect the Bank’s financial condition.

President Obama and some members of Congress have proposed a so-called “bank tax” to repay costs associated with the financial crisis and implementation of the Reform Act. While no proposal has been adopted at this time, it is unclear what a future bank tax might entail. Based on past proposals, any bank tax would most likely be assessed on large financial institutions, such as the Bank, which may adversely affect its results of operations and financial condition.

The Bank faces risks in the marketplace, including intensifying competition, changes in consumer behavior or trading volumes.

Intensifying Competition

The competitive landscape remained challenging in 2010. The Bank has seen, and continues to expect, a shift towards a more traditional, retail deposit-based banking model. An increasingly cluttered market space, including competitors with greater resources and product offerings, as well as aggressive pricing throughout the industry, may pressure the retention of existing balances and efficient acquisition of new deposit funds. Should these conditions remain in effect, or even increase, the Bank may be required to trade-off balance growth in order to achieve its earnings forecast or vice versa.

Once the credit and liquidity shortage fully normalizes, sidelined mortgage banks may forcefully re-enter the market and pursue a discount pricing strategy in order to attract production volume. The production focus will likely revolve around high quality credit loans, which represent the Bank’s core segment. The consequence may be a contraction in origination volumes and/or lower asset yields for the Bank.

Customer Behavior

The Bank continues to market more products to its large customer base. Life-to-date, 12.5% of the Bank’s customers own transaction accounts, which is a strong performance compared to industry benchmarks. The sale of more products may not be sustainable long-term which would reduce the potential for future transaction account growth. The Bank also assumes that customers will continue to adopt its available transaction account functionalities.

The United States (“U.S.”) savings rate has increased as customers reduced their debt in 2009 and 2010. At present, consumer behavior appears to have shifted to saving versus consumption and excessive risk taking. Theoretically, as credit becomes more available, consumer preference may revert back to over-consumption and excessive risk taking. If this occurs, the Bank may be challenged to deliver on its deposit growth target or alternatively, may have to pay higher interest rates or increase marketing expenditures to maintain its growth target, either of which would reduce earnings.

The Bank’s ability to sell more products to customers is a key part or its strategy to grow revenue and earnings. Many of the Bank’s competitors also focus on cross-selling, which could limit the Bank’s ability to execute its own cross-self strategy or require lower pricing on its loan products or higher pricing on its deposit products, as well as affect the Bank’s ability to keep existing customers.

The Bank faces competition to attract and retain key people.

The Bank’s success largely depends on its ability to attract and retain highly motivated and qualified personnel. The competition in the financial services industry for individuals and teams with unique or specialized skills is rapidly intensifying. In the event that the Bank is unable to offer competitive compensation packages to new or existing staff, due to potential restrictions of new or amended compensation-related legislation, or expense constraints, it could have significant difficulty recruiting and retaining top talent. In addition, the current uncertainty surrounding the Global Parent Company’s planned divestiture of the Bank is a significant challenge which could make candidates reluctant to accept positions with us and make existing employees more likely to accept opportunities at competitor firms. The Bank’s ability to effectively execute its key initiatives and business strategy and to provide high quality service may be adversely affected if it is unable to recruit and retain a sufficient number of qualified employees.

Interest Rate Risks

Changes in interest rates could significantly impact the Bank’s ability to meet its earning targets or could negatively impact future performance.

Interest Rate Development

Changes in interest rates could reduce the Bank’s net interest income and earnings. Net interest income is the interest earned on loans, debt securities and other assets, less the interest the Bank pays on deposits and other liabilities. Net interest income is a measure of both net interest margin, the difference between the yield the Bank earns on its assets and the interest rate it pays for deposits and other sources of funding, as well as the amount of earning assets it holds. Changes in either the net interest margin or the amount of earning assets it holds could affect the Bank’s net interest income and earnings.

Prepayment Risk

Since a large portion of the Bank’s originated mortgage portfolio is of high quality (low current loan to value ratio, high FICO score) loans, the historically low rate environment increases the Bank’s exposure to mortgage prepayment risk.

Because the Bank competes on the basis of the interest rates it offers depositors and the terms of loans it offers borrowers, its margins could decrease if the Bank was required to increase deposit rates or lower interest rates on loans in response to competitive pressures.

The Bank faces intense competition both in making loans and attracting deposits. The Bank competes primarily on the basis of the rates it pays on deposits and the rates and other terms it charges on the mortgage loans it originates or purchases, as well as the quality of its customer service. The Bank’s competition for loans comes principally from mortgage banking firms, commercial banks, savings institutions, credit unions, finance companies, insurance companies and brokerage and investment banking firms. Price competition for loans might result in the Bank originating fewer loans or earning less on its loans.

During 2010, the Federal Reserve continued to purchase securities issued by Fannie Mae or Freddie Mac to provide these government-sponsored enterprises with a source of liquidity and thereby reduce the interest rates they offer on mortgage loans. While the intent of these actions was to stimulate the housing market, it also resulted in additional price competition for mortgage loans which are the Bank’s primary lending product. In addition, there are entities which offer mortgages with more lenient underwriting standards which do not meet the Bank’s current underwriting requirements.

BUSINESS RISKS

Future performance of the Bank’s business will depend on its ability to manage operational risks and execute its strategic and operational initiatives effectively.

The Bank places great importance on the effective management of operational risk. The Operational Risk Management (the “ORM”) team is charged with developing and implementing effective programs and processes to prevent fraudulent activities and minimize fraud-related losses. If the Bank’s risk management framework proves ineffective, the Bank could suffer unexpected losses and could be materially adversely affected. As the Bank’s business changes and grows, and the markets in which it operates continues to evolve, the Bank’s risk management framework may not keep sufficient pace with those changes. As a result, there is the risk that the credit and market risks associated with new products or new business strategies may not be appropriately identified, monitored, or managed. In addition, in a difficult or less liquid market environment, the Bank’s risk management strategies may not be effective because other market participants may be attempting to use the same or similar strategies to deal with the challenging market conditions. In such circumstances, it may be difficult for the Bank to reduce its risk positions due to the activity of such other market participants.

If the Bank does not adequately manage its strategic risks, it may not be able to meet its financial objectives.

Strategic risk is the risk that adverse business decisions, ineffective or inappropriate business plans or failure to respond to changes in the competitive environment, business cycles, and/or customer preferences will impact the Bank’s ability to meet its objectives. Product obsolescence, poor execution and other intrinsic risks of business are also strategic risks. The Bank uses its planning process to help manage these risks by aligning strategies, goals, tactics and resources throughout the enterprise. However, if the Bank does not effectively manage these risks it could have a material and adverse impact on results of operations.

Higher charge-offs and worsening credit conditions could require the Bank to increase its allowance for credit losses through a charge to earnings.

When the Bank lends money or commits to lend money it incurs credit risk or the risk of losses if its borrowers do not repay their loans. The Bank reserves for credit losses by establishing an allowance through a charge to earnings. The amount of this allowance is based on the Bank’s assessment of credit losses inherent in its loan portfolio. The process for determining the amount of the allowance is critical to the Bank’s financial condition and results of operations. It requires difficult, subjective and complex judgments about the future, including forecasts of economic or market conditions that might impair the ability of the Bank’s borrowers to repay their loans.

The Bank might underestimate the credit losses inherent in its loan portfolio and have credit losses in excess of the amount reserved. It might increase the allowance because of changing economic conditions, including falling home prices and higher unemployment, or other factors such as changes in borrower behavior. As an example, borrowers may be less likely to continue making payments on their real estate-secured loans if the value of the real estate is less than what they owe, even if they are still financially able to make the payments.

While the Bank believes that its allowance for credit losses was adequate at December 31, 2010, there is no assurance that it will be sufficient to cover future credit losses, especially if housing and employment conditions worsen. The Bank may be required to build reserves in 2011, thus reducing earnings.

The geographic concentration of the Bank’s loan portfolio and lending activities makes it vulnerable to a downturn in the economy.

Loans secured by residential real estate are one of the Bank’s primary products. Its financial condition and results of operations may be adversely affected by changes in prevailing economic conditions, including decreases in real estate values, adverse employment conditions, the monetary and fiscal policies of the federal and state government and other significant external events.

Financial institutions continue to be affected by the sharp declines in the real estate market that occurred over the last three years as well as the effects of the overall recessionary economy. Declines in real estate values, home sales volumes and financial stress on borrowers as a result of the uncertain economic environment, including job losses, have had and may continue to have an adverse effect on the Bank’s borrowers, which could adversely affect the Bank’s financial condition and results of operations. In addition, decreases in real estate values have adversely affected the value of property used as collateral for the Bank’s loans and result in higher loss experience on its non-performing loans.

Further deterioration in local economic conditions in the Bank’s markets could drive losses beyond that which is provided for in the allowance for loan losses and result in the following other consequences: loan delinquencies, problem assets and foreclosures may increase; demand for products and services may decline; deposits may decrease, which would adversely impact its liquidity position; and collateral for loans, especially real estate, may decline in value, in turn reducing customers’ borrowing power, and reducing the value of assets and collateral associated with the Bank’s existing loans which may result in increased levels of loan loss provisions.

Sustained or significant deterioration in economic conditions could adversely impact the future performance of the Bank.

Adverse changes in the economy, particularly in employment conditions, may also have a negative effect on the ability of the Bank’s borrowers to make timely repayments of their loans, which would have an adverse impact on the Bank’s earnings. If poor economic conditions result in decreased demand for real estate loans, the Bank’s profits may decrease because its investment alternatives may earn less income than real estate loans. If the economic environment in which the Bank operates suffers sustained or significant deterioration, the Bank’s financial condition and results of operations could be adversely affected as described below:

Damage to the Brand

Future adverse market volatility and economic conditions could cause the Bank to further alter its marketing strategy and rates which may cause future damage to the brand’s goodwill in the marketplace. The brand is very important to the Bank and negative public opinion could result from our actual or alleged conduct in any number of activities, including lending practices, corporate governance, regulatory compliance, and disclosure, sharing or inadequate protection of customer information, and from actions taken by government regulators and community organizations in response to that conduct. Because the Bank conducts most of its business under the “ING Direct” brand, negative public opinion about one business could affect our other businesses.

The Bank’s brand may be negatively impacted by a number of factors, including service outages, product malfunctions, data privacy, lack of training and security issues. If the Bank fails to maintain and enhance its brand, or if it incurs excessive expenses in this effort, the business, results of operations, and financial condition could be materially and adversely affected. As with many financial services institutions, maintaining and enhancing the brand will depend largely on the Bank’s ability to be a technology leader and continue to provide high-quality products and services.

Credit Performance: Retail Mortgages

The 2010 allowance for loan losses takes into consideration various factors when estimating its adequacy, including known inherent risk of the portfolio and current market conditions. If delinquencies increase or housing prices decline, higher provisions may be required. If loan modifications do not perform as anticipated, the Bank will be required to record additional provisions or credit losses on these loans. Management will continue its efforts to ensure loan modifications remain in the best interests of the Bank and its customers.

Credit Performance: Securities Portfolio

The Bank continues to monitor the credit relationship between collateral, cumulative loss and pipeline loss compared to the current credit support and bond structural features for the investment portfolio. The Bank may be required to recognize further security credit impairments if economic and market conditions do not improve. Management is closely monitoring both the residential and commercial real estate markets to ensure that individual security credit impairments are adequate. The process for determining whether impairment is other-than-temporary requires difficult, subjective judgments about the future financial performance of the issuer and any collateral underlying the security in order to assess the probability of receiving all contractual principal and interest payments on the security. Depending on the impact of changing economic and market conditions affecting issuers and the performance of the underlying collateral, the Bank may be required to recognize additional other-than-temporary impairment in future periods, thus reducing earnings.

Negative publicity could damage the Bank’s reputation.

Reputation risk from negative public opinion could adversely affect the Bank’s ability to keep and attract customers and expose it to adverse legal and regulatory consequences. Negative public opinion could result from actual or alleged conduct in any number of activities or circumstances, including lending practices, regulatory compliance, inadequate protection of customer information, or sales and marketing, and from actions taken by regulators or other persons in response to such conduct.

If the Bank’s security measures are breached, or if its services are subject to attacks that degrade or deny the ability of its customers to access its products and services, the Bank’s products and services may be perceived as not being secure, customers may curtail or stop using the Bank’s products and services, and the Bank may incur significant legal and financial exposure.

The Bank’s products and services involve the storage and transmission of its customers’ personal and private information, and security breaches could expose the Bank to a risk of loss of this information, litigation, and potential liability. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to the Bank’s reputation, and a loss of confidence in the security of its products and services that could potentially have an adverse effect on business. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, the Bank may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of the Bank’s security occurs, the market perception of the effectiveness of its security measures could be harmed and it could lose customers.

Privacy concerns relating to the Bank’s technology could damage its reputation and deter current and potential customers from using its products and services.

While the Bank strives to comply with all applicable data protection laws and regulations, as well as its own posted privacy policies, any failure or perceived failure to comply may result in actions against the Bank, or cause it to lose customers.

The failure of the Bank’s software or hardware back-up protocols could cause a serious disruption in service to its customers. The Bank relies on its systems and certain counterparties, and certain failures could cause a material and adverse effect on its operations.

Nearly all of the Bank’s products and services are web-based. Any systems failure or compromise of the Bank’s security or systems that disrupts its ability to provide service to its customers could seriously harm the Bank’s reputation, brand and business.

The Bank’s businesses are dependent on its ability to process, record and monitor a large number of complex transactions. If any of its financial, accounting, or other data processing systems fail or have other significant shortcomings, the Bank could be materially adversely affected. Third parties with which the Bank does business could also be sources of operational risk, particularly in the event of breakdowns or failures of such parties’ own systems. Any of these occurrences could diminish the Bank’s ability to operate one or more of its businesses, or result in potential liability to clients, reputation damage and regulatory intervention, any of which could result in a material adverse effect.

If personal, confidential or proprietary information of customers or clients in the Bank’s possession were to be mishandled or misused, it could suffer significant regulatory consequences, reputational damage and financial loss. Such mishandling or misuse could include, for example, if such information were erroneously provided to parties who are not permitted to have the information, either by fault of the Bank’s systems, employees, or counterparties, or where such information is intercepted or otherwise inappropriately taken by third parties.

The Bank may be subject to disruptions of its operating systems arising from events that are wholly or partially beyond its control, which may include, for example, computer viruses or electrical or telecommunications outages, natural disasters, disease pandemics or other damage to property or physical assets, or events arising from local or larger scale politics, including terrorist acts. Such disruptions may give rise to losses in service to customers and loss or liability to the Bank.